UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2010

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 15, 2010, Intelsat S.A. announced that its subsidiary, Intelsat Corporation (“Intelsat Corp”), completed its cash tender offers (the “Tender Offers”) to purchase any and all of Intelsat Corp’s outstanding 9 1/4% Senior Notes due 2014 (CUSIP No. 45823VAE1) (the “2014 Notes”) and Intelsat Corp’s outstanding 6 7/8% Senior Secured Debentures due 2028 (CUSIP 697933AM1) (the “2028 Notes” and, together with the 2014 Notes, the “Notes”), in each case on and subject to the terms and conditions set forth in the related Offer to Purchase and Consent Solicitation Statement.

Intelsat Corp received tenders of $546,286,000 aggregate principal amount of the 2014 Notes, representing approximately 83.0% of the outstanding principal amount of the 2014 Notes, and $124,959,000 aggregate principal amount of the 2028 Notes, representing approximately 99.9% of the outstanding principal amount of the 2028 Notes. Intelsat Corp has purchased all of the Notes validly tendered (and not validly withdrawn) in the Tender Offers.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 15, 2010 entitled “Intelsat Announces Expiration and Final Results of the Tender Offers for the 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: October 15, 2010	By:	/S/ MICHAEL MCDONNELL
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated October 15, 2010 entitled “Intelsat Announces Expiration and Final Results of the Tender Offers for the 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”